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                                                                    EXHIBIT 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 29, 1999, except as to Notes 5 and 6 for which the date is April 12, 1999 and as to Note 13 for which the date is July 2, 1999, relating to the financial statements of Interactive Pictures Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP



Knoxville, Tennessee
August 3, 1999